Exhibit 10.3

FIRST AMENDED AND RESTATED COLLATERALIZED GUARANTY

Date:  October 13, 2021

TO:          WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC, as Agent (when acting in such capacity, the “Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement (as defined below)).

Reference is hereby made to that certain First Amended and Restated Credit Agreement, dated of even date herewith (as the same may be hereafter amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among (a) EPLUS TECHNOLOGY, INC., a Virginia corporation (“Technology”), (b) EPLUS TECHNOLOGY SERVICES, INC., a Virginia corporation (“Services”), (c) SLAIT CONSULTING, LLC, a Virginia limited liability company (“SLAIT”), (d) those additional entities that hereafter become parties thereto as Borrowers in accordance with the terms thereof (said additional entities, together with Technology, Services and SLAIT, are hereinafter sometimes referred collectively as the “Borrowers” and each singly as a “Borrower”), the financial institutions who are from time to time parties thereto as Lenders (collectively, the “Lenders”)  and (f) the Agent.  All capitalized terms not defined herein but defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement, and if not defined in the Credit Agreement, then the meanings given to such terms in the UCC (as defined in the Credit Agreement).

1.          Guaranty. In consideration of financing provided or to be provided by the Lenders to the Borrowers under the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, EPLUS GROUP INC., a Virginia corporation (the “Guarantor”) hereby unconditionally and absolutely guarantees to the Agent for the benefit of the Secured Parties, the immediate payment when due of all current and future liabilities owed by any Borrower to Secured Parties under the Credit Agreement or the other Loan Documents, whether such liabilities are direct or indirect, now existing or hereafter arising (“Liabilities”).

2.          Consents.  This First Amended and Restated Collateralized Guaranty (the “Guaranty”) will not be released, discharged or affected by, and Guarantor hereby irrevocably consents to, any: (a) change in the manner, place, interest rate, finance or other charges, or terms of payment or performance in any current or future agreement between any Secured Party and any Borrower, the release, settlement or compromise of or with any party liable for the payment or performance thereof or the substitution, release, non-perfection, impairment, sale or other disposition of any collateral thereunder; (b) change in any Borrower’s financial condition; (c) interruption of relations between any Borrower and any Secured Party or Guarantor; (d) claim or action by any Borrower against any Secured Party; and/or (e) increases or decreases in any credit Secured Parties may provide to Borrowers.

3.          Unconditional Obligations. Guarantor will pay Agent even if Agent has not: (a) notified Borrowers that an Event of Default has occurred and/or that Agent intends to accelerate or has accelerated the payment of all or any part of the Liabilities, or (b) exercised any of Agent’s rights or remedies against Borrowers, any other person or any current or future collateral. If any Borrower hereafter undergoes any change in its ownership, identity or organizational structure, this Guaranty will extend to all current and future obligations which such new or changed legal entity owes to Secured Parties.

4.          Waivers. To the fullest extent permitted by law, Guarantor irrevocably waives notice of: Agent’s acceptance of this Guaranty, presentment, demand, protest, dishonor, nonpayment, nonperformance, breach or default, Agent’s intent to accelerate and Agent’s acceleration of any indebtedness of Borrowers, the amount of indebtedness of Borrowers outstanding at any time, the number and amount of advances made by Secured Parties to Borrowers in reliance on this Guaranty, and any claim or action against Borrowers. Guarantor further waives all right of contribution from other guarantors, all other demands and notices required by law, all rights of offset and counterclaims against Secured Parties or Borrowers, all defenses to the enforceability of this Guaranty (including, without limitation, fraudulent inducement), and all defenses based on suretyship or impairment of collateral, and defenses which the Borrowers may assert on the underlying debt, including but not limited to, failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, deceptive trade practices, accord and satisfaction and usury. Guarantor also waives all rights to claim, arbitrate for or sue for any punitive or exemplary damages. In addition, Guarantor hereby irrevocably subordinates to Secured Parties any and all of Guarantor’s present and future rights and remedies: (a) of subrogation against Borrowers or any other guarantor to any of Secured Parties’ rights or remedies against Borrowers or any other guarantor, (b) of contribution, reimbursement, indemnification and restoration from Borrowers or any other guarantor, and (c) to assert any other claim or action against Borrowers or any other guarantor directly or indirectly relating to this Guaranty, such subordinations to last until Secured Parties have been paid in full for all Liabilities. All of Guarantor’s waivers and subordinations herein will survive any termination of this Guaranty.

5.          Warranties and Representations. Guarantor has made an independent investigation of the financial condition of Borrowers and gives this Guaranty based on that investigation and not upon any representation made by any Secured Party. Guarantor has access to current and future Borrower financial information which enables Guarantor to remain continuously informed of each Borrower’s financial condition. Guarantor represents and warrants to Agent that Guarantor has received and will receive substantial direct or indirect benefit by making this Guaranty and incurring the Liabilities. Guarantor also represents and warrants to Agent that Guarantor is solvent and Guarantor’s execution of this Guaranty will not make Guarantor insolvent. Guarantor further represents and warrants to Agent that: (a) the value of the assets of Guarantor (at present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Guarantor, (b) Guarantor is able to pay all liabilities of Guarantor as such liabilities mature, and (c) Guarantor does not have unreasonably small capital.

6.          Security Interest. To secure payment of all Liabilities and all of Guarantor’s current and future debts to Secured Parties, whether under this Guaranty or any current or future guaranty or other agreement, Guarantor grants Agent, for the benefit of the Secured Parties, a security interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”):  all Inventory financed by Secured Parties (i) which is the subject of a purchase order issued by Guarantor to any Borrower and (ii) for which Borrowers have not received payment in full (“Lender-Financed Inventory); all accounts, chattel paper, rental or lease payments and other amounts which are due or to become due to Guarantor arising from the sale or lease of Lender-Financed Inventory; all judgments, claims, insurance policies and payments owed or made to Guarantor thereon; all rights, powers, and remedies (but none of the duties or obligations, if any) of Guarantor in connection therewith; and all proceeds of any of the foregoing. Agent’s security interest shall extend to each item of Lender-Financed Inventory until such time as Borrowers have been paid in full for such item of Lender-Financed Inventory.

7.          Additional Warranties and Representations. Guarantor warrants and represents to Agent that the following (i) are true, correct and complete on and as of the Closing Date and (ii) after the Closing Date are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of any Borrowing of any Loan or Issuance of any Letter of Credit, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement: (a) Guarantor has good title to all Collateral; (b) Agent’s security interest in the Collateral is not now and will not become subordinate to the security interest or claim of any other Person; (c) Guarantor is duly organized, existing, in good standing, qualified and licensed to do business in each jurisdiction in which the nature of its business or property so requires, except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole or the validity or enforceability of this Guaranty or the rights or remedies of the Agent hereunder; (d) Guarantor has the right and is duly authorized to enter into this Guaranty; (e) Guarantor’s execution of this Guaranty does not constitute a breach of any law or agreement to which Guarantor is now or hereafter becomes bound and which could reasonably be expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole or the validity or enforceability of this Guaranty or the rights or remedies of the Agent hereunder; (f) there are no actions or proceedings pending or to the knowledge of any Responsible Officer of the Guarantor, threatened against Guarantor which could reasonably be expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole, or the validity or enforceability of this Guaranty or the rights or remedies of the Agent hereunder; (g) Guarantor has duly filed all tax returns required by law, and pay when due all taxes, levies, assessments and governmental charges, in each case, except for those taxes, levies, assessments and governmental charges which are now or hereafter being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the Guarantor in accordance with GAAP; and (h) Guarantor will provide to the Agent a copy of any subsequent amendments to the Certificate of Incorporation of the Guarantor promptly following filing therewith with the appropriate Governmental Authority.

8.          Affirmative Covenants.  Guarantor hereby covenants to Agent that: (a) upon request of Agent, Guarantor will execute all documents Agent requests to perfect and maintain Agent’s security interest in the Collateral, and will use commercially reasonable efforts to cause all third parties in possession of Collateral to provide such acknowledgment or control of Agent’s security interest as Agent may require; (b) Guarantor will deliver to Agent promptly upon each request, and Agent may retain, each Certificate of Title or Statement of Origin issued for Collateral financed by Secured Parties for Borrowers or Guarantor; (c) Guarantor will maintain the Collateral in good working order and condition, ordinary wear and tear excepted; (d) Guarantor will duly file all tax returns required by law, and will pay when due all taxes, levies, assessments and governmental charges, in each case, except for  those taxes, levies, assessments and governmental charges which are now or hereafter being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the Guarantor in accordance with GAAP; (e) Guarantor will keep and maintain all of its books and records pertaining to the Collateral at its chief executive office designated below; (h) Guarantor will keep all Collateral at the Guarantor’s chief executive office listed below and such other locations within the United States of America of which the Guarantor have notified Agent in writing or have listed on any current or future; (i) Guarantor will provide Agent thirty (30) days prior written notice of any change in Guarantor’s identity, name, form of business organization, chief executive office or other location of Collateral; (j) Guarantor will notify Agent of the commencement of legal proceedings against Guarantor which could reasonably be expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole or the validity or enforceability of this Guaranty or the rights or remedies of the Agent hereunder; and (k) Guarantor will comply with all applicable laws, except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole or the validity or enforceability of this Guaranty or the rights or remedies of the Agent hereunder.

9.          Negative Covenants. Guarantor hereby covenants to Agent that:

(a)          Guarantor will not sell, assign, dispose, rent, lease, demonstrate, consign, license, transfer or use any Collateral financed by Secured Parties for Borrowers or Guarantor, except for the following: (i) dispositions in the Ordinary Course of Business (including, without limitation, and for avoidance of doubt, (A) sales of inventory in the Ordinary Course of Business; (B) the sale or other disposition of obsolete, damaged or worn out inventory no longer used or useful in the conduct of business, in each case, disposed of in the Ordinary Course of Business; (C) the sale or discount, in each case without recourse, of accounts arising in the Ordinary Course of Business, but only in connection with the compromise or collection thereof; and (D) the leasing or subleasing of inventory in the Ordinary Course of Business); (ii) so long as no Event of Default has occurred and is continuing or would immediately result therefrom, transfers of Collateral from the Guarantor to any Credit Party; and (iii) any sale or disposition consented to in writing by the Agent;

 (c)          Guarantor will not merge or consolidate with another Person unless (i) Agent receives at least ninety (90) days prior written notice of such merger or consolidation and (ii) Guarantor is the surviving entity of such merger or consolidation or if Guarantor is not the surviving entity, the surviving entity executes all documentation reasonably requested by Agent to assume Guarantor’s liabilities to Secured Parties;

(d)          Guarantor will not move any Collateral financed by Secured Parties out of the United States of America; and

(e)          Guarantor will not store Collateral financed by Secured Parties with any third party.

10.          Insurance. Guarantor will promptly notify Agent of any loss, theft or damage to any Collateral. Guarantor will keep the Collateral insured for its full insurable value under an “all risk” property insurance policy with a company acceptable to Agent, naming Agent as a lender loss-payee and containing standard lender’s loss payable and termination provisions. Guarantor will provide Agent with written evidence of such property insurance coverage and lender’s loss-payee endorsement.

11.          Financial Statements. Guarantor will provide Agent with its financial statements each year within one hundred twenty (120) days after the end of fiscal year of the Guarantor. Guarantor represents that (a) all financial statements which have been or may hereafter be delivered by Guarantor are and will be correct and prepared in accordance with GAAP applied on a basis consistent with prior years; provided, however, that, with respect to any financial projections provided or hereafter provided to Agent or Lenders, Guarantor represents only that such projections were or are prepared in good faith based upon assumptions believed by Guarantor to be reasonable at the time delivered and it being understood that such projections may vary from actual results and such variations could be material; and (b) there has been no material adverse change in the financial or business condition of Guarantor since the submission to Agent of such financial statements, and Guarantor acknowledges Agent’s reliance thereon.

12.          Reviews. Guarantor grants Agent an irrevocable license to enter Guarantor’s business locations during normal business hours with 48 hours prior notice to Guarantor (unless  any Event of Default has occurred and is continuing, then no such prior notice shall be required) to: (a) account for and inspect all Collateral; and (b) examine and copy Guarantor’s books and records related to the Collateral.

13.          Reserved.

14.          Rights of Agent Upon Event of Default. Upon the occurrence and during the continuance of any Event of Default:

(a)
Agent may at any time, without notice or demand to Borrowers or Guarantor, do any one or more of the following: declare all or any part of the debt Guarantor owes Secured Parties, whether contingent or non-contingent and whether arising hereunder or under any other agreement between Guarantor and any Secured Party, immediately due and payable, together with all costs and expenses of Agent’s collection activity, including all reasonable attorneys’ fees; exercise any rights under applicable law; and/or cease extending any additional credit to Guarantor, if applicable, or any Borrower, which shall not be construed to limit the discretionary nature of any credit facility.

(b)	Guarantor will segregate and keep the Collateral in trust for Agent, and will not dispose of or use any Collateral, nor further encumber any Collateral.

(c)
Upon Agent’s demand, Guarantor will promptly deliver the Collateral to Agent at a place specified by Agent, together with all related documents; or Agent may, without notice or demand to Guarantor, take immediate possession of the Collateral together with all related documents.

All of Agent’s rights and remedies are cumulative.  Agent’s failure to exercise any of its rights or remedies hereunder will not waive any of Agent’s rights or remedies as to any past, current or future Default or Event of Default.

15.          Sale of Collateral. Guarantor agrees that upon the occurrence and during the continuance of any Event of Default, if Agent conducts a sale of any Collateral by requesting bids from ten (10) or more dealers or distributors in that type of Collateral, or pursuant to any internet auction or sale posting on a third party auction sale site, any sale by Agent of such Collateral in bulk or in parcels within one hundred twenty (120) days of: (a) Agent’s taking possession and control of such Collateral; or (b) when Agent is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the UCC. Guarantor agrees that the purchase of any Collateral by a vendor, as provided in any agreement between Agent and the vendor, is a commercially reasonable disposition and private sale of such Collateral under the UCC, and no request for bids shall be required. Guarantor further agrees that seven (7) or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a vendor). Guarantor irrevocably waives any requirement that Agent retain possession and not dispose of any Collateral until after a trial or final judgment. If Agent disposes of any Collateral other than as herein contemplated, the laws of the state governing this Guaranty will determine the commercial reasonableness of such disposition.

16.          Power of Attorney. Guarantor grants Agent an irrevocable power of attorney to: execute or endorse on Guarantor’s behalf any checks, financing statements, instruments, and Certificates of Title and Statements of Origin pertaining to the Collateral, to the extent consistent with the terms of this Guaranty; supply any omitted information and correct errors in any documents between Secured Parties and Guarantor; initiate and resolve any insurance claim pertaining to the Collateral; and do anything to protect and preserve the Collateral and Agent’s rights and interest therein.

17.          Termination. Guarantor may terminate this Guaranty by a written notice to Agent, the termination to be effective ninety (90) days after Agent receives and acknowledges it, but the termination will not terminate Guarantor’s obligations hereunder for Liabilities arising prior to the effective termination date.

18.          Binding Effect. Guarantor cannot assign this Guaranty without Agent’s prior written consent. Agent may assign its interest herein without notice to, or consent from, Guarantor. This Guaranty will protect and bind Agent’s and Guarantor’s respective heirs, representatives, successors and assigns.

19.          Notices. Except as otherwise stated herein, all notices, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to Guarantor at its address below; (b) to Wells Fargo Commercial Distribution Finance, LLC as Agent at 10 South Wacker Drive, 22nd Floor, Chicago, IL 60606, Attention: General Counsel; or such other address as the parties may specify from time to time in writing.

20.          Severability; Punitive Damage Waiver. If any provision of this Guaranty or its application is invalid or unenforceable, the remainder of this Guaranty will not be impaired or affected and will remain binding and enforceable. To the fullest extent permitted by law, Guarantor and Agent irrevocably waive all rights to claim punitive and/or exemplary damages.

21.          Supplement. Except as provided in Section 19 above, if Guarantor and any Secured Party have previously executed other guaranties or agreements pertaining to all or any part of the Collateral, this Guaranty will supplement such guaranty or agreement, and this Guaranty will neither be deemed a novation nor a termination of such guaranty or agreement, nor will execution of this Guaranty be deemed a satisfaction of any obligation secured by such guaranty or agreement.

22.          Receipt of Guaranty. Guarantor acknowledges that it has received a true and complete copy of this Guaranty and of all agreements between Secured Parties and Borrowers. Guarantor has read and understood all terms and provisions of this Guaranty. Notwithstanding anything herein to the contrary, Agent may rely on any facsimile copy, electronic data transmission, or electronic data storage of: this Guaranty, any agreement between Secured Parties and Borrowers, any Transaction Statement (as defined in the Credit Agreement), billing statement, financing statement, authorization to pre-file financing statements, invoice from a vendor, financial statements or other reports, which will be deemed an original, and the best evidence thereof for all purposes.

23.          NO ORAL AGREEMENTS. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable.  To protect Guarantor and any Secured Party from misunderstanding or disappointment, any agreements Guarantor and any Secured Party or any Borrower and any Secured Party reach covering such matters are contained in this Guaranty, the Credit Agreement, or another agreement between Guarantor and any Secured Party or between any Borrower and any Secured Party, which agreement(s) is (are) the complete and exclusive statement of the agreement between Guarantor and such Secured Parties and between such Borrowers and such Secured Parties, except as specifically provided herein, in such other agreement(s), or as Guarantor and Secured Parties or Borrowers and Secured Parties may later agree in writing.

24.          Miscellaneous. This Guaranty will survive any federal and/or state bankruptcy or insolvency action involving any Borrower.  If any Secured Party is required in any action involving any Borrower to return or rescind any payment made to or value received by Secured Party from or for the account of any Borrower, this Guaranty will remain in full force and effect and will be automatically reinstated without any further action by Agent and notwithstanding any termination of this Guaranty or Agent’s release of Guarantor. Any delay or failure by Agent, or Agent’s successors or assigns, in exercising any of Agent’s rights or remedies hereunder will not waive any such rights or remedies. If Guarantor fails to pay any taxes, fees or other obligations which may impair Agent’s interest in the Collateral, or fails to keep the Collateral insured, Agent may, but shall not be required to, pay such amounts. Such paid amounts will be: (a) an additional debt which Guarantor owes to Secured Parties, which shall be subject to finance charges at the highest rate allowed by law; and (b) due and payable immediately in full.  Guarantor will pay all of Agent’s reasonable attorneys’ fees and expenses which Agent incurs in enforcing Agent’s rights hereunder. The Section titles used herein are for convenience only, and do not define or limit the contents of any Section.

25.          Governing Law and Jurisdiction.

(a)          Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Guaranty, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b)          Submission to Jurisdiction.  Any legal action or proceeding with respect to this Guaranty shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Guaranty, the Guarantor accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Guarantor hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)          Service of Process.  The Guarantor hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Guaranty by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Guarantor specified herein (and shall be effective when such mailing shall be effective, as provided therein).  The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)          Non-Exclusive Jurisdiction.  Nothing contained in this Section 25 shall affect the right of Agent to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

26.          Waiver of Jury Trial.  THE GUARANTOR AND AGENT, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS GUARANTY AND/OR ANY AMENDMENTS AND ADDENDA HERETO AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

27.          Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to guaranty and otherwise honor all of its payment obligations under the Guaranty in respect of Swap Obligations (as defined in the Credit Agreement) under any Secured Rate Contract (as defined in the Credit Agreement) (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under the Loan Documents (as defined in the Credit Agreement), voidable under applicable Requirements of Law (as defined in the Credit Agreement) relating to voidable transfers, fraudulent conveyances, or fraudulent transfers, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Liabilities.  Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  As used in this Section, “Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Rate Contract, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

28.          Amendment and Restatement.  This Guaranty is the “Collateralized Guaranty – Group” that is defined and referenced in the Credit Agreement.  This Guaranty amends, restates and replaces in its entirety that certain Collateralized Guaranty, dated as of March 30, 2004, as the same may have been previously amended, restated, ratified or reaffirmed from time to time, the “Existing Collateralized Guaranty”) from the Guarantor in favor of Wells Fargo Commercial Distribution Finance, LLC (formerly known as GE Commercial Distribution Finance Corporation).  Upon execution and delivery by the Guarantor to the Agent of this Guaranty, this Guaranty will replace in its entirety the Existing Collateralized Guaranty which shall have no further force or effect.

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

EPLUS GROUP, INC.

By:	/s/ Elaine D. Marion
Name:	Elaine D. Marion
Title:	Chief Financial Officer

Address of Guarantor:

ePlus Group, inc.
13595 Dulles Technology Drive
Herndon, VA 20171
Attention: Elaine Marion, Chief Financial Officer